Exhibit 10.1

2024 EQUITY INCENTIVE PLAN OF

HIGH ROLLER TECHNOLOGIES, INC.

High Roller Technologies, Inc. (the “Company”) hereby adopts in its entirety the 2024 Equity Incentive Plan of High Roller Technologies, Inc. (as may be amended from time to time, the “Plan”), on January    , 2024 (the “Adoption Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1.

BACKGROUND AND PURPOSE

1.1	Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, and Restricted Stock Units.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate; and (c) consultants who provide significant services to the Company or its Affiliates. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s stockholders.

SECTION 2.

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.3 “Administrator” means the Committee. Except as otherwise determined by the Board, with respect to any Award issued to a Section 16 Person, the Administrator shall consist solely of the Board or a Committee consisting of two or more Nonemployee Directors.

2.4 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.5 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ Stock Market, New York Stock Exchange, or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.6 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Restricted Stock Units.

2.7 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.8 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.9 “Cashless Exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of an Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) or an immediate sale to the Company respecting all or any part of the Shares to which the Participant is entitled upon exercise of an Option pursuant to an extension of credit by the Company, on an interest-free basis, to the Participant of the purchase price (in such event, immediately following such sale, the Participant will deliver to the Company funds sufficient to satisfy such extension of credit).

2.10 “Change in Control” means the occurrence of any of the following:

(a) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act), becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(b) The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act). Notwithstanding the foregoing, to the extent any Award is subject to Section 409A of the Code and constitutes a Change in Control payment event under Section 409A of the Code, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means any committee appointed by the Board of Directors to administer the Plan, including, without limitation, the Compensation Committee.

2.13 “Company” means High Roller Technologies, Inc. or any successor thereto.

2.14 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director, and who otherwise may be offered securities registerable pursuant to a registration statement on Form S-8 under the 1933 Act.

2.15 “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto and termination of Continuous Status is otherwise a payment event for purposes of Section 409A of the Code under the Award. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

2.16 “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.17 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time, including reliance upon any determination that a Participant is disabled for purposes of benefits under any accident or disability plan maintained by the Company or an Affiliate in which a Participant participates.

2.18 “Effective Date” means the date on which stockholder approval of this Plan is obtained.

2.19 “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.20 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.21 “Fair Market Value” means, as of any date, provided the Shares are listed on a national securities exchange, an established stock exchange or a national market system, the Fair Market Value of a Share shall be the closing sales price for such stock on the Grant Date of the Award. If no sales were reported on such Grant Date of the Award, the Fair Market Value of a Share shall be the closing price for such stock as quoted on such exchange (or the exchange with the greatest volume of trading in the Shares) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on a national securities exchange, an established stock exchange or a national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Sections 409A and 422 of the Code and the applicable Treasury regulations and such determination shall be conclusive and binding on all persons.

2.22 “Fiscal Year” means a fiscal year of the Company.

2.23 “Grant Date” means the date the Administrator adopts a resolution, or takes other appropriate corporate action, expressly granting an Award to a Participant or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

2.24 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

2.25 “Misconduct” means any act or omission giving the Company (or any Affiliate) the right to terminate for “Cause” as defined in Participant’s employment or service agreement with the Company (or any Affiliate), or in the absence of such an agreement or such a definition, means commission of any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has engaged in Misconduct.

2.26 “Net Exercise” means a procedure through which the number of Shares necessary to pay the purchase price will be withheld from the number of Shares that would otherwise be issued to the Participant upon the exercise of an Option.

2.27 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate and otherwise meets the requirements as a “nonemployee director” within the meaning of Rule 16b-3.

2.28 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.29 “Option” means an Award of an Incentive Stock Option or a Nonqualified Stock Option granted to a Participant pursuant to Section 5.

2.30 “Participant” means an Employee, Director or Consultant who has an outstanding Award.

2.31 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.32 “Plan” means this 2024 Equity Incentive Plan of High Roller Technologies, Inc., as set forth in this instrument and as hereafter amended or restated from time to time.

2.33 “Restricted Stock” means an Award of restricted Shares granted to a Participant pursuant to Section 7 that constitutes a transfer of ownership of Shares to a Participant from the Company that are subject to restrictions against transferability, assignment, and hypothecation until such restrictions lapse. The restrictions against transferability lapse when the Participant has met the specified vesting requirements. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested Restricted Stock revert back to the Company.

2.34 “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8 that constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested Restricted Stock Units revert back to the Company.

2.35 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.36 “SEC” means the U.S. Securities and Exchange Commission.

2.37 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.38 “Shares” means shares of common stock of the Company.

2.39 “Stock Appreciation Right” or “SAR” means an Award of the right to receive a payment in cash or Shares granted to a Participant pursuant to Section 6 that upon exercise, gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price shall be determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the net gain will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares (($20-$10)*100)/$20].

2.40 “Subsidiary” means any corporation or other business entity in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities other than the last corporation or entity in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or entities in such chain.

SECTION 3

ADMINISTRATION

3.1 The Administrator. The Administrator shall be the Chief Financial Officer or designate unless otherwise amended by the Board of Directors.

3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to determine the following: (a) which Employees, Directors and Consultants shall be granted Awards; (b) the terms, conditions and the amendment of Awards, including the express power to amend an Award to include a provision to reduce the Exercise Price of any outstanding Option or other Award after the Grant Date, or to cancel an outstanding Option or other Award in exchange for the grant of a new Option or other Award with an Exercise Price equal to the Fair Market Value on the Grant Date; (c) interpretation of the Plan; (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith; and (e) interpretation, amendment or revocation of any such rules. Notwithstanding the foregoing, if any amendment of an outstanding Award effects a repricing, stockholder approval shall be required before the repricing is effective. Furthermore, the Administrator may grant Awards to Employees, Nonemployee Directors and Consultants who are subject to the tax laws of nations other than the United States which may have terms and conditions as determined by the Administrator as necessary to comply with, and/or as necessary to enable the grant of Awards to such Participants in a tax compliant manner under, applicable foreign laws. The Administrator may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity.

3.3 Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors and (b) certain aspects of day-to-day administration of the Plan to one or more officers or employees of the Company or any of its subsidiaries or to one or more agents; provided, however, in the case where the Company is listed on an established stock exchange or quotation system, the Administrator may not delegate its authority and powers (y) with respect to Section 16 Persons or (z) in any way which would jeopardize the Plan’s qualification under Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

3.5 Indemnification. In addition to such other rights of indemnification as its members may have as Directors or members of the Committee, and to the extent allowed by Applicable Law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be 1,700,000 (the “Total Share Reserve”). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise. Subject to adjustment, as provided in Section 4.3, the entirety of the Total Share Reserve may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.2 Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, the Shares underlying such Awards shall become available for future Awards under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan is such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled SAR or other Award that were not issued upon the settlement of the Award.

4.3 Adjustments in Awards and Authorized Shares. The number and kind of Shares covered by each outstanding Award, and the per Share Exercise Price of each such Award, shall be equitably adjusted to reflect any stock split, reverse stock split, reorganization, recapitalization, combination or exchange, reclassification, the payment of a stock dividend on the common stock, or any other event or transaction that affects the number or kind of such Shares, including, without limitation, those events or transactions which are effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. An adjustment under this Section 4.3 that adjusts the per Share Exercise Price will not be considered a repricing for purposes of Section 3.2 or 10.2. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. No adjustment shall result in an Award for a fraction of a Share; instead, the number of Shares subject to an Award will be rounded down to the next lowest whole Share.

4.4 Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan on an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.

4.5 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the 1933 Act, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

4.6 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5

STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Directors and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Section 4.1, shall determine the number of Shares subject to each Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the per Share Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Directors. In the event the Company fails to obtain stockholder approval of the Plan within twelve (12) months from the Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.

(c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d) In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Section 424(h)(3) of the Code and the applicable Treasury regulations.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Unless otherwise specified in an Award Agreement, each Option shall immediately terminate on the date a Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant with respect to the Shares that have not vested. With respect to the vested Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b) Termination of Continuous Status as Employee, Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);

(c) Misconduct. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire upon such termination;

(d) Disability. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e) Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

(f) 10 Years from Grant. An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.4.2 Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however, that such extension does not exceed the maximum term of the Option.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.

5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. No Option may be exercised for a fraction of a Share. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitations set forth in Section 5.3.2, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant will be deemed to have exercised the Incentive Stock Option portion of the Option first.

5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, Cashless Exercise, Net Exercise, or exercise by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. Unless otherwise specifically provided in the Option, the Exercise Price of Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Company is publicly traded (i.e., the Shares are listed on a national securities exchange, any established stock exchange or a national market system) an exercise by a Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

5.6.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), share certificates (which may be in book entry form) representing such Shares.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Administrator.

6.1.1. Number of SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2. Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After a SAR is granted, the Administrator, in its discretion, may accelerate the exercisability of the SAR. No SAR may be exercised with respect to a fraction of a Share.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

6.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.

6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares by dividing such cash amount by the Fair Market Value of a Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares; provided, however, that no Award of Restricted Stock may be granted or settled for a fraction of a Share. At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4 Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, including, without limitation, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Administrator may set restrictions based upon the achievement of specific Performance Goals (as defined in Section 9.17) (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

7.4.2 Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law. After Restricted Stock is granted, the Administrator, in its discretion, may accelerate the lapsing of restrictions with respect to a Participant’s Restricted Stock.

7.6 Voting Rights. During the Period of Restriction, Participants holding Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, that, any dividends or other distributions paid with respect to such Shares shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. The dividends or other distributions so withheld by the Administrator and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such dividends or other distributions, if applicable on the lapse of the restrictions on such Share and, if such Share is forfeited, the Participant shall have no right to such dividends or other distributions.

7.8 Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.

8.1.1 Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Section 4.1. Notwithstanding the foregoing, no Award of Restricted Stock Units may be granted or settled for a fraction of a Share.

8.1.2 Value of a Restricted Stock Unit. Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement. In the event that the equivalent value in cash is paid, the amount of such payment shall be equal to the Fair Market Value of the applicable number of Shares as of the date the vesting conditions specified in the Award Agreement are satisfied.

8.2 Vesting Conditions. In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions. After Restricted Stock Units are granted, the Administrator, in its discretion, may accelerate the vesting of a Participant’s Restricted Stock Units and provide for immediate payment in accordance with Section 8.3.

8.3 Form and Timing of Payment. The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash. In either case, payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.

8.4 Cancellation of Restricted Stock Units. On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and the underlying Shares again will be available for grant under the Plan.

SECTION 9

MISCELLANEOUS

9.1 No Restriction on Corporate Action. Nothing contained in the Plan will be construed to prevent the Company or any Affiliate of the Company from taking any corporate action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary, or other person will have any claim against the Company or any Affiliate as a result of any such action.

9.2 Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.3 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.4 No Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until such Participant has satisfied all requirements with respect to the Shares granted under such Award or for exercise of such Award pursuant to its terms, as applicable.

9.5 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

9.6 Other Benefits. Amounts paid under the Plan shall not be considered part of a Participant’s salary or compensation for purposes of determining or calculating other benefits under any other employee benefit plan or program of the Company.

9.7 Participation. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.8 Limitations on Awards. No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 170,000 Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.

9.9 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Administrator shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

9.10 Non-Uniform Treatment. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

9.11 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.12 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.13 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.14 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which the Shares are then listed or traded or any blue sky or state securities laws.

9.15 Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law or stock exchange listing requirements).

9.16 Change in Control Obligations. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s stockholders or by written consent of such stockholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction; and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.17 Performance-Based Awards. Each agreement for the grant of performance-based awards shall specify the number of Shares underlying the Award, the Performance Period and the Performance Goals (each as defined below). As used herein, “Performance Goals” means performance goals specified in the agreement for any Award which the Administrator determines to make subject to Performance Goals, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which the Award which the Administrator determines to make subject to a Performance Goal, are to be earned. Each agreement for a performance-based Award shall specify in respect of a Performance Goal the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Goal, and shall specify the maximum percentage payout under the agreement.

9.17.1 Mandatory Deferral of Income. The Administrator, in its sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Section 409A of the Code.

SECTION 10

AMENDMENT, SUSPENSION, AND TERMINATION

10.1 Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.1.1 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors, and Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

10.2 No Amendment without Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the national securities exchange, stock exchange, or national market system on which the Shares are traded or quoted, the 1934 Act, Section 422 of the Code, or other Applicable Law; provided, however, that is any amendment of the Plan effects a repricing of an outstanding Award, stockholder approval shall be required before the repricing is effective.

10.3 Effective Date and Duration of Awards . The Plan shall be effective as of the Effective Date, subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further stockholder approval, no Award may be granted under the Plan more than ten (10) years after the Effective Date.

SECTION 11

TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise by issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 12

LEGAL CONSTRUCTION

12.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6 Tax Provisions.

12.6.1 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Status shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any Participant for such tax or penalty.

12.6.2 Section 280G.

(a) In the event that any payment or benefit received or to be received by the Participant pursuant to the terms of any, plan, arrangement, or agreement (including any payment or benefit received in connection with a change of control or the termination of the Employee’s employment) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, then the Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Employee would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to the Participant that are exempt from Section 409A of the Code, (B) reduction of any other cash payments or benefits otherwise payable to the Participant that are exempt from Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting or payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code, (C) reduction of any other payments or benefits otherwise payable to the Participant on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code, and (D) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award with respect to the Shares that is exempt from Section 409A of the Code.

(b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an accounting firm or compensation consulting firm with nationally recognized standing and substantial expertise and experience on Section 280G matters (the “280G Firm”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of the 280G Firm, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the 280G Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations related to the calculations to be performed pursuant to this Section 12.6.2(b) shall be done by the 280G Firm.

(c) The 280G Firm will be directed to submit its determination and detailed supporting calculations to both the Participant and the Company within fifteen (15) days after notification from either the Company or the Participant that the Participant may receive payments which may be “parachute payments.” The Participant and the Company will each provide the 280G Firm access to and copies of any books, records, and documents in their possession as may be reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this letter agreement. The fees and expenses of the 280G Firm for its services in connection with the determinations and calculations contemplated by this letter agreement will be borne by the Company.

12.6.3 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

12.7 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

12.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 13

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the Adoption Date.

HIGH ROLLER TECHNOLOGIES, INC.

By:

Name:  Matt Teinert

Title: Chief Financial Officer